UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

Date of report (Date of earliest
event reported)                              August 25, 2006
                                 -----------------------------------------------

                         APPLEBEE'S INTERNATIONAL, INC.
--------------------------------------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)


           DELAWARE                   000-17962                43-1461763
------------------------------     ----------------     ------------------------
 (State or other jurisdiction        (Commission            (IRS Employer
       of incorporation)             File Number)         Identification No.)


   4551 W. 107th Street, Overland Park, Kansas                    66207
--------------------------------------------------------------------------------
    (Address of principal executive offices)                    (Zip Code)



                                 (913) 967-4000
--------------------------------------------------------------------------------
              (Registrant's telephone number, including area code)


                                      None
--------------------------------------------------------------------------------
         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act 17 CFR
     230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange  Act (17 CFR
     240.14a-12)

[  ] Pre-commencement  communications  pursuant   to  Rule  14d-2(b)  under  the
     Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement  communications  pursuant  to   Rule  13e-4(c)  under  the
     Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

     (a)  In   connection   with  Mr.  Lloyd  Hill  retiring  and  becoming  the
non-executive Chairman of the Board as described under Item 5.02 below, the Executive Compensation Committee of Applebee's International, Inc. (the "Company") authorized the following non-employee director compensation for Mr.
Hill: annual cash compensation of $292,500; personal use of the Company airplane in the amount of $45,000, computed using the incremental cost method or such other method as may be mandated; $2,500 cash allowance for an annual physical; and approximately 10 hours a week of administrative assistance. Mr. Hill will not receive any other compensation for his services to the Company.

     The Executive Compensation Committee also approved a new Personal Use of Corporate Aircraft Non-Executive Chairman policy. This policy provides that the Non-Executive Chairman may use the Company aircraft at the sole discretion of the Executive Compensation Committee. The Committee annually will review and determine the allowed amount of personal use. The initial amount is $45,000 computed using the incremental cost method or such other method as may be mandated. Actual use less than or in excess of this will be paid or offset against the Non-Executive Chairman's cash compensation. All non-aircraft related expenses associated with personal use must be paid by the Non-Executive Chairman. The policy is attached as Exhibit 10.1 hereto and incorporated herein by reference.

     Upon the effective date of Mr. Hill's retirement, as set forth in Item 5.02 below, under the Company's Executive Retirement Plan, Mr. Hill will receive (i) continued group health coverage under a plan sponsored by the Company at Mr. Hill's expense, (ii) continued vesting of options and restricted stock and continued exercisability of options with respect to options and restricted stock issued after January 1, 2004, (iii) payment of a prorated bonus for the year of retirement, (iv) the right to elect an extended payout for deferred compensation, and (v) continued participation in certain benefits of the Company's perquisites plan for officers. In exchange, Mr. Hill will sign a release of claims and agree not to compete with the Company or solicit employees during the time he receives retirement benefits and for one year thereafter. Violation of this noncompetition and nonsolicitation agreement would end all vesting of options and restricted stock and terminate all other retirement benefits.

     (b) In connection with naming Mr. Dave Goebel as Chief Executive Officer of the Company, as described in Item 5.02 below, the Executive Compensation Committee approved the following changes to Mr. Goebel's compensation: base salary will be increased from $550,000 to $650,000; cash bonus potential will increase from 100% to 105%; the annual stock appreciation rights to be granted will increase from 139,000 to 256,500 shares; and the annual restricted stock to be granted will increase from 23,500 to 43,500 shares. The stock appreciation rights and restricted stock are granted in equal quarterly installments.

     (c) On August 25, 2006, the Executive Compensation Committee of the Company approved a new Severance Plan for Officers of the Company, effective as of September 1, 2006 (the "Severance Plan"). The Severance Plan is intended to provide severance benefits to employees of the Company who are classified as Officers at the time of their termination of employment.

     The Severance Plan provides for payment of severance benefits to Officers whose employment was terminated involuntarily by the Company, as described in the Severance Plan, including a reduction of the work force, a reorganization or restructuring, or changes in operating requirements.

     Benefits under the Severance Plan include (1) continued salary at the same rate as in effect immediately prior to termination for fifty-two weeks (the "Salary Continuation"), (2) payment by the Company of fifty percent of the cost of continued group health benefits coverage for the period of time that benefit is available under the severance plan for the lowest paid salaried employees or until the Officer becomes employed by another employer or re-employed by the Company, whichever occurs first, and (3) beginning the month following the end of the payment by the Company of the cost of continued group health benefits coverage and ending upon the earlier of employment of the Officer by any employer or the end of Salary Continuation, receipt of an additional cash benefit equal to fifty percent of the monthly cost of continued group health benefits coverage plus a tax gross up based on assumed tax rates regardless of whether the Officer elects continuation of group health benefits coverage upon termination of employment.

     An Officer will not receive any benefits after December 31st of the second calendar year following the calendar year in which the termination occurs nor will such benefits exceed two times the lesser of: (1) the Officer's W-2 wages for the calendar year preceding the calendar year in which his or her termination occurred; or (2) the maximum amount that may be taken into account under a qualified retirement plan pursuant to Internal Revenue Code Section 401(a)(17) ($220,000 for 2006) for the year in which the termination occurred.

     The Salary Continuation will be reduced by any benefits from the Company due to termination of employment other than those provided under the Severance Plan, and by any amount from any subsequent employer received by the Officer during the time the Officer is receiving benefits under the Severance Plan.

     The foregoing description of the Severance Plan does not purport to be complete and is qualified in its entirety by reference to the Severance Plan, which is filed as Exhibit 10.2 hereto and is incorporated herein by reference.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

     On August 25, 2006, Mr. Lloyd Hill retired as Chief Executive Officer with the Company, effective September 5, 2006. He will continue to serve as the non-executive Chairman of the Board.

     Also on August 25, 2006, the Board of Directors of the Company named Mr. Dave Goebel, currently President and Chief Operating Officer, as the Company's new Chief Executive Officer, effective September 5, 2006. Mr. Goebel will remain as President but no longer have the title Chief Operating Officer.

     Mr. Goebel, 56, was employed by the Company in February 2001 as Senior Vice President of Franchise Operations and was promoted to the position of Executive Vice President of Operations in December 2002. In January 2004, Mr. Goebel was promoted to Chief Operating Officer. In January 2005 he was also named President. In January 2006, Mr. Goebel was named to the Board of Directors and he assumed additional responsibilities including serving as principal executive officer. Prior to joining the Company, Mr. Goebel headed a management company that provided consulting and strategic planning services to various businesses from April 1998 to February 2001. Prior to 1998, he was a franchise principal with an early developer group of the Boston Market concept. Mr. Goebel's business experience also includes positions as Vice President of Business Development for Rent-a-Center (a subsidiary of Thorn, EMI) and Vice President of Operations for Ground Round restaurants.

     Mr. Goebel and the Company previously entered into a three year Employment Agreement effective January 9, 2006. See the Company's Form 8-K filed January 9, 2006 for a description of the Employment Agreement. A description of changes to Mr. Goebel's compensation in connection with his new responsibilities is set forth in Item 1.01, above and is incorporated into this Item 5.02 by reference.

     The Company's  press release  regarding these matters is attached hereto as
Exhibit 99.1 and incorporated herein by reference.

Item 5.03  Amendment to Articles of  Incorporation  or Bylaws;  Change in Fiscal
           Year.

     Effective August 25, 2006, the Board of Directors approved Amended and Restated Bylaws for the Company. These Amended and Restated Bylaws incorporated all previous amendments and updated and revised a number of provisions to reflect current practices of the Company and the board. In addition, as described below, certain substantive changes were made to the manner in which stockholders may bring matters before a stockholder meeting, including the nomination of directors and certain other provisions related to meetings of stockholders and the board of directors. The following discussion is qualified by reference to the Amended and Restated Bylaws which are attached as Exhibit
3.1 hereto.

Article II - Meetings of Stockholders.

     1. Sections 1 and 2 were revised to eliminate certain historical references which are no longer necessary, leaving the Board of Directors with the flexibility to set the time, date and place of meetings.

     2. Section 2 was also amended to reference the ability under Delaware law to hold an annual meeting by remote communication. Sections 3, 4 and 5 were amended to acknowledge the ability to provide notice and stock lists through electronic means.

     3. Section 5 was amended to allow the chief executive officer or chairman of the board to call special meetings of the stockholders and to eliminate the ability of the president and of stockholders owning a majority of stock to request a special meeting.

     4. Section 7 was added to provide an advance notice requirement for stockholders to bring matters before Company stockholder meetings. Under Article II, Section 7 of the Bylaws, any stockholder proposal, including, without limitation, a notice of intention to nominate an individual for election to the Board, must be delivered to the corporate secretary of the Company not less than 120 days nor more than 165 days prior to the date on which the Company first mailed its proxy materials for the prior year's annual meeting of stockholders; provided however, that in the event that the date of the annual meeting is advanced by more than 30 days or delayed (other than as a result of adjournment) by more than 30 days from the anniversary of the previous year's annual meeting, notice by the stockholder to be timely must be delivered not later than the close of business on the later of the 60th day prior to such annual meeting or the tenth day following the date on which public announcement of the date of such meeting is first made. The notice must contain the information specified in the Bylaws. Previously, the bylaws only required director nominations to be provided within a specified time. The previous director nomination provision has been combined with this provision so that all notice requirements are the same.

     5. Section 9 has been amended to revise and clarify the stockholder vote required. All proposals, other than the election of directors, are approved if the votes cast in favor exceed the votes cast against. Abstentions will no longer be counted as votes against a proposal.

     6. Section 10 has been revised to acknowledge the ability of stockholders to deliver proxies in electronic form.

Article III - Directors.

     1. As previously mentioned, the director nomination provision in Section 1 has been deleted and combined with the advance notice provision in
          Article II.

     2. Section 2 has been revised to provide that a director who fills a vacancy will serve for the remaining portion of the term of the director whose place he is taking. Previously, this Section required that such director be brought before the stockholders at the next annual meeting.

     3. Sections dealing with the time and place of board meetings and notice of meetings have been amended to provide more flexibility for the time of meetings, to delete historical references to a meeting of all directors being fixed by a vote of stockholders, and to shorten the notice necessary to call special meetings. A provision has been added to note that committee business is conducted in the same manner as board business.

Article IV - Notices.

     1. The notice provisions have been revised to acknowledge the ability to provide notice by electronic means and to clarify the ability to waive notice.

Article V - Officers.

     1. Section 4 regarding compensation of officers has been revised to reflect the responsibilities of the Executive Compensation Committee to set compensation for executive officers.

     2. Other provisions have been revised to provide that the chief executive officer has the same powers as the president of the Company. A specific designation for the chief executive officer has also been added.

     3. Certain other revisions have been made to combine and stream-line the specified duties of the officers of the Company.

Article VI - Certificates for Shares; Record Date; Registered Stockholders.

     1. A revision was made to Section 1 to delete an historical reference regarding uncertificated stock. Clarifications were made as to the form of stock certificates.

Article VII - General Provisions.

     1. The previous Section 3 regarding the presentation of an annual statement was deleted.

     2. Section 6 has been added to acknowledge the use of electronic means to deliver written materials.

Item 9.01.  Financial Statements and Exhibits.

     (c)  EXHIBITS. The following exhibits are filed herewith:

          3.1   Amended and Restated Bylaws of Applebee's International, Inc.

          10.1  Personal Use of Corporate Aircraft Non-Executive Chairman

          10.2  Severance Plan for Officers.

          99.1 Press release of Applebee's International, Inc., dated August 28, 2006.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

     Date:  August 29, 2006

                                        APPLEBEE'S INTERNATIONAL, INC.


                                        By:      /s/ Steven K. Lumpkin
                                           -------------------------------------
                                           Steven K. Lumpkin
                                           Executive Vice President and
                                           Chief Financial Officer

                                  Exhibit Index

Exhibit
Number                             Description
--------     -------------------------------------------------------------------
3.1          Amended and Restated Bylaws of Applebee's International, Inc.

10.1         Personal Use of Corporate Aircraft Non-Executive Chairman.

10.2         Severance Plan for Officers.

99.1         Press release of Applebee's International, Inc., dated
             August 28, 2006.